Exhibit 10.41

SUBSCRIPTION AGREEMENT

August 14, 2014

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) by and between 313 Acquisition LLC, a Delaware limited liability company (“313”) and Vivint Solar, Inc., a Delaware corporation (“Solar”), is made as of the date set forth above.

WHEREAS, 313 and Solar have agreed for the infusion by 313 of additional common equity capital into Solar based on total equity valuation of $800 million; and

WHEREAS, on the terms and subject to the conditions hereof, 313 desires to subscribe for and acquire from Solar, and Solar desires to issue and provide to 313, shares of Solar Common Stock (as defined below) based on such valution;

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Sale and Purchase of Subscription Securities. (a) At the Closing (as defined below), upon the terms and subject to the conditions of this Agreement, 313 hereby agrees to transfer, contribute and deliver to Solar by wire transfer in immediately available amounts a cash amount of $28,500,000 (the “Subscription Amount”). In consideration for the Subscription Amount, Solar hereby agrees to issue at the Closing to 313, 2,671,875 shares of common stock, par value $0.01 per share of Solar (“Solar Common Stock”). The shares of Solar Common Stock purchased by 313 hereunder (including any additional shares subsequently issued pursuant to the adjustment mechanism described below) are referred to as the “Subscription Securities”.

(b) Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 2 of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 a.m. Eastern Time at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017, or at such other time and location as the parties may mutually agree. At the Closing, Solar will duly record in its stockholder registry in the name of 313 the Subscription Securities, against the transfer, contribution and payment to Solar of the Subscription Amount, which shall represent payment in full for the Subscription Securities.

(c) From the date hereof until the earlier of (i) the initial public offering of Solar and (ii) the first anniversary of the Closing Date, in the event that Solar issues or sells any Solar Common Stock or any other securities of Solar or its subsidiaries that would entitle the holder thereof to acquire at any time Solar Common Stock (“Solar Common Stock Equivalent”) in one or more transactions to an unrelated third party, if such Solar Common Stock or Solar Common Stock Equivalent is sold at or otherwise reflects a Common Stock valuation per share of less than $10.666667, then, as an adjustment in the purchase price per share for the Subscription Securities, Solar shall issue to 313 such number of additional shares of Common Stock as would reflect, as of the Closing Date, the valuation per share of Common Stock implied by such subsequent issuance. Such adjustment and issuance to 313 of additional shares will occur serially in the event additional such issuances to a third party subsequently occur at an even lower valuation It is expected that the negotiations with respect to any such subsequent issuance would take into account these adjustment mechanisms

1

2. Conditions to Sale and Purchase of Subscription Securities.

(a) Notwithstanding anything in this Agreement to the contrary, 313 will be under no obligation to purchase or subscribe for any Subscription Securities unless (i) the representations and warranties of Solar contained in Section 3 hereof are true and correct in all material respects as of the Closing and (ii) Solar is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Solar on or prior to the Closing.

(b) Notwithstanding anything in this Agreement to the contrary, Solar shall be under no obligation to issue, sell or grant to 313 any Subscription Securities unless (i) the representations and warranties of 313 contained in Section 4 hereof are true and correct in all material respects as of the Closing and (ii) 313 is not in breach of any agreement, obligation or covenant herein required to be performed or observed by 313 on or prior to the Closing.

3. Representations and Covenants of Solar.

3.1 Solar represents and warrants to 313 as follows:

(a) Solar is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution and delivery by Solar of this Agreement, the performance by Solar of its obligations hereunder, and the consummation by Solar of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Solar; this Agreement has been duly executed and delivered by Solar and, assuming the due authorization, execution and delivery thereof by 313, constitutes a legal, valid and binding obligation of Solar, enforceable against Solar in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the Subscription Securities, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances of any kind other than under applicable securities laws or as set forth in the by-laws of Solar;

(c) the execution, delivery and performance by Solar of this Agreement and the consummation by Solar of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Solar or its properties or assets; (ii) violate the provisions of the certificate of incorporation or by-laws of Solar, as amended to date; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Solar or its properties or assets;

(d) no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-govemmental agencies, authorities and instrumentalities of competent jurisdiction) by Solar, in order (i) for this Agreement to constitute a legal, valid and binding obligation of Solar or (ii) to authorize or permit the consummation by Solar of the issuance of the Subscription Securities;

(e) As of the date hereof, without taking into effect the issuance of the Subscription Securities, the authorized capital stock of Solar consists of 100,000,000 shares of Solar Common Stock, of which 75,000,000 shares of Solar Common Stock were issued and outstanding; and

(f) Solar has not employed any broker or finder in connection with the transactions contemplated by this Agreement to whom 313 might have any obligation.

4. Representations and Warranties of 313.

4.1 313 represents and warrants to Solar that:

(a) 313 is a limited liability company duly organized and validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by 313 of this Agreement, the performance by 313 of its obligations hereunder and the consummation by 313 of the transactions contemplated hereby have been duly authorized by all requisite action on the part of 313. This Agreement has been duly executed and delivered by 313 and, assuming the due authorization, execution and delivery thereof by Solar, constitutes a legal, valid and binding obligation of 313, enforceable against 313 in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the execution, delivery and performance by 313 of this Agreement and the consummation by 313 of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to 313 or its properties or assets; (ii) violate the provisions of the limited liability company agreement of 313, as amended to date; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-govemmental agency or arbitrator applicable to 313 or its properties or assets;

(c) no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to, and no filing is required to be obtained from, any third party (including, without limitation, governmental and quasi-govemmental agencies, authorities and instrumentalities of competent jurisdiction) by 313, in order (i) for this Agreement to constitute a legal, valid and binding obligation of 313 or (ii) to authorize or permit the consummation by 313 of its purchase of the Subscription Securities;

(d) 313 (i) is an “accredited investor” within the definition of Regulation D promulgated under the Securities Act, (ii) is experienced in evaluating and investing in private placement transactions of securities of similar companies and acknowledges that it is able to fend for itself, can bear the economic risk of 313’s investment in Solar, and has such knowledge and experience in financial and business matters that 313 is capable of evaluating the merits and risks of the investment in the Subscription Securities and can afford a complete loss of its investment, (iii) has not been organized for the purpose of acquiring the Subscription Securities, (iv) understands that no public market now exists for the Subscription Securities and that it is likely that no public market will ever exist for the Subscription Securities, (v) understands that the Subscription Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that, in the absence of an effective registration statement covering the Subscription Securities or an available exemption from registration under the Securities Act, the Subscription Securities must be held indefinitely, (vi) understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts; (vii) understands that the Subscription Securities will be subject to the provisions of the by-laws of Solar, which provides for certain restrictions on the transferability of the Subscription Securities, and (viii) understands that its investment in the Subscription Securities involves a significant degree of risk including a risk of total loss of its investment, and it is fully aware of and understands all the risk factors related to its purchase of the Subscription Securities;

(e) 313 is acquiring the Subscription Securities for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of federal law or any applicable securities law. 313 understands that the Subscription Securities have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof;

(f) to the full satisfaction of 313, 313 has been furnished any materials it has requested relating to the Solar and the Subscription Securities, and 313 has been afforded the opportunity to ask questions of representatives of Solar concerning Solar and the Subscription Securities and to obtain any additional information necessary to verify the accuracy of any information provided to it;

(g) 313 is not relying upon any information, representation or warranty by Solar or any affiliate or agent of Solar in determining to invest in Solar, and expressly acknowledges that neither Solar or any affiliate or agent of Solar has made any representations or warranties to it in connection therewith other than the representations and warranties made by Solar in this Agreement. 313 has, independently and without reliance upon Solar or any affiliate or agent of Solar, and based on such documents and information as 313 has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Solar and made its own investment decision with respect to the investment represented by the Subscription Securities. 313 has consulted to the extent deemed appropriate by 313 with 313’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Subscription Securities and on that basis understands the financial, legal, tax and related consequences of an investment in the Subscription Securities, and believes that an investment in the Subscription Securities is suitable and appropriate for 313; and

(h)	313 has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

5. Miscellaneous.

5.1 Termination. This Agreement shall be terminated by mutual written consent of Solar and 313.

5.2 Amendment: Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

5.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Each party hereto hereby (i) agrees than any action, directly or indirectly, arising out of, under or relating to this Agreement or the transactions contemplated hereby shall exclusively be brought in the Delaware Court of Chancery sitting in Wilmington, Delaware (the “Court of Chancery”) and shall exclusively be heard and determined by the Court of Chancery, unless the Court of Chancery determines that it does not then have subject matter jurisdiction over such action, in which case any such action shall then exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 5.3, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any claim or action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to Solar:

4931 North 300 West

Provo, UT 84604

Facsimile: (801) 765-5746

Attention: Chief Legal Officer

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Facsimile: (650) 493-6811

Attention: Robert Day and Michael Nordtvedt

If to 313:

The Blackstone Group

345 Park Avenue

New York, NY 10154

Facsimile: (212) 583-5710

Attention: Peter Wallace

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Facsimile: (212) 455-2502

Attn: Pete Martelli

5.5 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.6 Counterparts. This Agreement may be executed in any number of counterparts (including counterparts transmitted by facsimile or electronically in portable document format (pdf)), all of which will be an original and together shall constitute a single instrument.

5.7 Injunctive Relief. Each of the parties acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other party irreparable injury for which adequate remedy at law is not available. Accordingly, each party agrees that the other party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

5.8 Rights Cumulative; Waiver. The rights and remedies of 313 and Solar under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

5.9 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Signature page as follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

313 ACQUISITION LLC

By:	/s/ Alex J. Dunn
Name:	Alex J. Dunn
Title:

VIVINT SOLAR, INC.

By:	/s/ Gregory S. Butterfield
Name:	Gregory S. Butterfield
Title:	President & CEO

[Signature Page to Subscription Agreement]